Exhibit (h)(5)(iv)

AMENDMENT NO. 3

SECURITIES LENDING AGREEMENT

Amendment No. 3, effective as of July 11, 2022 (“Amendment No. 3”), to the Securities Lending Agreement dated as of April 11, 2016 (“Agreement”), by and between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each Equitable investment company identified in Annex A hereto (“Lender”).

J.P. Morgan and Lender agree to modify and amend the Agreement as follows:

1.	New Fund. Effective July 11, 2022, the following Fund is hereby added to the Agreement on the terms and conditions contained in the Agreement:

1290 Funds

1290 Essex Small Cap Growth Fund

2.	Annex A. Annex A to the Agreement is deleted and replaced in its entirety by Annex A attached hereto.

3.

Schedule 4. Schedule 4 to the Agreement, setting forth the Limitations on Securities Available for Loan, Lending Accounts and Markets is deleted and replaced in its entirety by Schedule 4 attached hereto.

4.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ Advisors Trust		JPMorgan Chase Bank, N.A.
1290 Funds

On behalf of each of their series listed on Annex A

By:	/s/ Brian Walsh	By:	/s/ George Rennick
Name:	Brian Walsh	Name:	George Rennick
Title:	Chief Financial Officer	Title:	Managing Director
Date:	June 29, 2022	Date:	June 30, 2022

Securities Lending Agreement

ANNEX A

EQ Advisors Trust
1290 VT Micro Cap Portfolio	EQ/Franklin Small Cap Value Managed Volatility Portfolio
1290 VT CONVERTIBLE SECURITIES PORTFOLIO	EQ/Franklin Strategic Income Portfolio
1290 VT DoubleLine Dynamic Allocation Portfolio	EQ/Global Equity Managed Volatility Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio	EQ/Goldman Sachs Growth Allocation Portfolio
1290 VT Equity Income Portfolio	EQ/Goldman Sachs Mid Cap Value Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Goldman Sachs Moderate Growth Allocation
1290 VT GAMCO Small Company Value Portfolio	EQ/Intermediate Government Bond Portfolio
1290 VT High Yield Bond Portfolio	EQ/International Core Managed Volatility Portfolio
1290 VT Low Volatility Global Equity Portfolio	EQ/International Equity Index Portfolio
1290 VT Multi-Alternative Strategies Portfolio	EQ/International Managed Volatility Portfolio
1290 VT Natural Resources Portfolio	EQ/International Value Managed Volatility Portfolio
1290 VT Real Estate Portfolio	EQ/INVESCO COMSTOCK PORTFOLIO
1290 VT Small Cap Value Portfolio	EQ/Invesco Global Portfolio
1290 VT SmartBeta Equity Portfolio	EQ/Invesco Global Real Assets Portfolio
1290 VT Socially Responsible Portfolio	EQ/Invesco Moderate Allocation Portfolio
ATM International Managed Volatility Portfolio	EQ/Invesco Moderate Growth Allocation Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/Janus Enterprise Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/JP Morgan Growth Allocation
ATM Small Cap Managed Volatility Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/ 2000 Managed Volatility Portfolio	EQ/Large Cap Core Managed Volatility Portfolio
EQ/ 400 managed Volatility Portfolio	EQ/Large Cap Growth Index Portfolio
EQ/ Invesco International Growth Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
EQ/1290 VT Moderate Growth Allocation Portfolio	EQ/Large Cap Value Index Portfolio
EQ/2000 Managed Volatility Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
EQ/400 managed Volatility Portfolio	EQ/Lazard Emerging Markets Equity Portfolio
EQ/500 managed Volatility Portfolio	EQ/Long Term-Bond Portfolio
EQ/AB Dynamic Aggressive Growth	EQ/Loomis Sayles Growth Portfolio
EQ/AB Dynamic Growth Portfolio	EQ/MFS International Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/MFS International Intrinsic Value Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/MFS Mid Cap Focused Growth Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/MFS Technology Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio	EQ/MFS Utilities Series Portfolio
EQ/All asset Growth Allocation Portfolio	EQ/Mid Cap Index Portfolio
EQ/American Century Mid Cap Value Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/American Century Moderate Growth Allocation Portfolio	EQ/Money Market Portfolio
EQ/AXA Investment Managers Moderate Allocation Portfolio	EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/Capital Group Research Portfolio	EQ/PIMCO Global Real Return Portfolio
EQ/Clearbridge Large Cap Growth Portfolio	EQ/PIMCO Real Return Portfolio
EQ/Clearbridge Select Equity Managed Volatility Portfolio	EQ/PIMCO Total Return Portfolio
EQ/Common Stock Index Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Core Bond Index Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Emerging Markets Equity Plus Portfolio	EQ/Small Company Index Portfolio
EQ/Equity 500 Index Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Fidelity Institutional AM Large Cap Portfolio	EQ/T. Rowe Price Health Sciences Portfolio
EQ/First Trust Moderate Growth Allocation Portfolio	EQ/Value Equity Portfolio
EQ/Franklin Growth Allocation Portfolio	EQ/Wellington Energy Portfolio
EQ/Franklin Moderate Allocation Portfolio	Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio	1290 Funds Trust
FQ/Franklin Rising Dividends Portfolio	1290 GAMCO Small/Mid Cap Value Fund
Multimanager Aggressive Equity Portfolio	1290 High Yield Bond Fund
Multimanager Core Bond Portfolio	1290 Diversified Bond Fund
Multimanager Technology Portfolio	1290 Smart Beta Equity Fund
1290 DoubleLine Dynamic Allocation Fund
1290 Multi-Alternative Strategies Fund
1290 Retirement 2020 Fund
1290 Retirement 2025 Fund
1290 Retirement 2030 Fund
1290 Retirement 2035 Fund
1290 Retirement 2040 Fund
1290 Retirement 2045 Fund
1290 Retirement 2050 Fund
1290 Retirement 2055 Fund
1290 Retirement 2060 Fund
1290 Essex Small Cap Growth Fund

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 4

JPMorgan Chase Bank, N.A.

Securities Lending – Limitations on Securities Available for Loan, Lending Accounts and Markets

Limitations on Securities Available for Loan

The following limitations shall apply to J.P. Morgan’s authority to lend Securities held in the Lending Accounts:

1. At the time of any Loan, the aggregate Market Value of Lender’s Securities on Loan after taking such Loan into account shall not exceed 30% of the aggregate Market Value of Lender’s total assets, including collateral for Loans.

2. No more than 90% of any Security held by Lender may be on loan at the time the Loan is initiated.

3. At the initiation of any Loan, the maximum rebate rate must be Overnight Bank Funding Rate (OBFR) minus 25 basis points on Loans collateralized with cash; on Loans collateralized with securities, the Lender will charge Borrowers a minimum 25 basis point fee.

Lending Accounts

Lending Account Name	Lending Account Numbers
1290 VT Micro Cap Portfolio—Lord Abbett		G 24412

1290 VT Micro Cap Portfolio -Blackrock		G 24413

1290 VT CONVERTIBLE SECURITIES PORTFOLIO —SSGA		P 75009

1290 VT DoubeLine Dynamic Allocation Portfolio	EIV69	G 30204

1290 VT DoubleLine Opportunistic Bond Portfolio	AHL95	P 24225

1290 VT Equity Income Portfolio	38944	G 09834

1290 VT GAMCO Mergers & Acquisitions Portfolio	35949	G 09840

1290 VT GAMCO Small Company Value Portfolio	43362	G 09841

1290 VT High Yield Bond Portfolio- Post	AEX34	G 24420

1290 VT High Yield Bond Portfolio—AXA Investment Managers		G 30168

1290 VT High Yield Bond Portfolio—FMG LCC		G 23689

1290 VT Low Volatility Global Equity Portfolio		P 75011

1290 VT Multi-Alternative Strategies Portfolio—FMG		P 43360

1290 VT Natural Resources Portfolio—AB	30497	G 30170

1290 VT Real Estate Portfolio -AllianceBernstein	ABD65	G 30165

1290 VT Small Cap Value Portfolio—Horizon	AEX33	G 24419

1290 VT Small Cap Value Portfolio-Blackrock		G 24417

1290 VT SmartBeta Equity Portfolio—AXA Rosenberg	ADF89	P 75008

1290 VT Socially Responsible Portfolio -Blackrock	38438	G 08437

ATM International Managed Volatility Portfolio- AllianceBernstein	57784	P 04048

ATM International Managed Volatility Portfolio- Blackrock	57785	P 03730

ATM Large Cap Managed Volatility Portfolio- AllianceBernstein		P 04039

ATM Large Cap Managed Volatility Portfolio- Blackrock		P 03721

ATM Mid Cap Managed Volatility Portfolio- AllianceBernstein		P 04045

ATM Mid Cap Managed Volatility Portfolio- Blackrock		P 03727

ATM Small Cap Managed Volatility Portfolio- AllianceBernstein		P 04042

ATM Small Cap Managed Volatility Portfolio- Blackrock		P 03724

EQ/2000 Managed Volatility Portfolio- AllianceBernstein		P 04041

EQ/400 managed Volatility Portfolio- Blackrock		P 03726

EQ/ Invesco International Growth Portfolio	EMR63	P 45416

EQ/1290 VT Moderate Growth Allocation Portfolio	EQP54	P 93554

EQ/2000 Managed Volatility Portfolio—Blackrock		P 03723

EQ/400 managed Volatility Portfolio- AllianceBernstein		P 04044

EQ/500 managed Volatility Portfolio- AllianceBernstein		P 04038

EQ/500 managed Volatility Portfolio- Blackrock		P 03720

EQ/AB Dynamic Aggressive Growth	EKY83	P 43358

EQ/AB Dynamic Growth Portfolio	AHL94	P 24224

EQ/AB Dynamic Moderate Growth Portfolio	86997	P 13896

EQ/AB Short Duration Government Bond Portfolio	ABV48	G 23857

EQ/AB Small Cap Growth Portfolio- Passive		G 80447

EQ/AB Small Cap Growth Portfolio- Active		G 80446

EQ/AB Sustainable U.S. Thematic Portfolio		G 43883

EQ/All Asset Growth AllocationPortfolio		G 80448

EQ/American Century Mid Cap Value Portfolio	EMR57	P 45410

EQ/American Century Moderate Growth Allocation Portfolio	EQP55	P 93555

EQ/AXA Investment Managers Moderate Allocation Portfolio	EQP56	P 93556

EQ/Capital Group Research Portfolio	15733	G 08239

EQ/Clearbridge Large Cap Growth Portfolio		G 08048

EQ/Clearbridge Select Equity Managed Volatility Portfolio	41986	G 11251

EQ/Clearbridge Select Equity Managed Volatility Portfolio—Blackrock	53048	P 03296

EQ/Common Stock Index Portfolio—AllianceBernstein	29812	G 09751

EQ/Core Bond Index Portfolio—SSgA	12234	G 07195

EQ/Emerging Markets Equity Plus Portfolio- Alliance Bernstein Passive	30500	G 30162

EQ/Emerging Markets Equity Plus Portfolio- AXA FMG		G 30161

EQ/Emerging Markets Equity Plus Portfolio- Earnest Partners LLC	30495	G 30163

EQ/Equity 500 Index Portfolio—AllianceBernstein	5016	G 05924

EQ/Fidelity Institutional AM Large Cap Portfolio	EMR58	P 45411

EQ/First Trust Moderate Growth Allocation Portfolio	EQP57	P 93557

EQ/Franklin Growth Allocation Portfolio	EQP60	P 93560

EQ/Franklin Moderate Allocation Portfolio		P 59483

EQ/Franklin Samll Cap Value Managed Volatility Portfolio- Blackrock	53039	P 03287

EQ/Franklin Samll Cap Value Managed Volatility Portfolio- Franklin	41985	G 11250

EQ/Franklin Strategic Income Portfolio	EMR60	P 45413

EQ/Global Equity Managed Volatility- Blackrock Portfolio-MSCI EAFE	53044	P 03292

EQ/Global Equity Managed Volatility Portfolio- Blackrock S&P 500		P 03377

EQ/Global Equity Managed Volatility Portfolio- Morgan Stanley	9919	G 06988

EQ/ Global Equity Managed Volatility Portfolio- Invesco	ACA07	G 23895

EQ/Goldman Sachs Growth Allocation Portfolio	EQP58	P 93558

EQ/Goldman Sachs Mid Cap Value Portfolio	EMR61	P 45414

EQ/Goldman Sachs Moderate Growth Allocation	AHM44	P 24447

EQ/Intermediate Government Bond Portfolio—SSgA	4276	G 05334

EQ/International Core Managed Volatility- Earnest	AFE41	G 24443

EQ/International Core Managed Volatility Portfolio- Blackrock	44730	G 11564

EQ/International Core Managed Volatility Portfolio- FMG LLC ETF		G 11550

EQ/International Core Managed Volatility Portfolio- MFS	ACA05	G 23893

EQ/International Core Managed Volatility Portfolio- Federated Investors Inc	46927	G 11549

EQ/International Equity Index Portfolio —AllianceBernstein	29813	G 09752

EQ/International Managed Volatility- AllianceBernstein	57782	P 04047

EQ/International Managed Volatility Portfolio- Blackrock	57783	P 03729

EQ/International Value Managed Volatility—Blackrock	9914	G 06983

EQ/International Value Managed Volatility Portfolio- Harris	87030	P 14003

EQ/INVESCO COMSTOCK PORTFOLIO	40317	G 10329

EQ/Invesco Global Portfolio	41988	G 11253

EQ/Invesco Global Real Assets Portfolio	EMR62	P 45415

EQ/Invesco Moderate Allocation Portfolio	AHM45	P 24448

EQ/Invesco Moderate Growth Allocation Portfolio	EQP59	P 93559

EQ/Janus Enterprise Portfolio—Janus	43593	G 10330

EQ/JP Morgan Gropwth Allocation	EKY84	P 43359

EQ/JPMorgan Value Opportunities Portfolio	9913	G 06982

EQ/Large Cap Core Managed Volatility Portfolio- Capital Guardian	AWZ88	G 23905

EQ/Large Cap Core Managed Volatility Portfolio- FMG LLC ETF		G 11556

EQ/Large Cap Core Managed Volatility Portfolio- GQG Partners LLC	AFE39	G 24441

EQ/Large Cap Core Managed Volatility Portfolio- Vaughn Nelson		G 11555

EQ/Large Cap Core Managed Volatility POrtfolio-Blackrock	44753	G 11567

EQ/Large Cap Growth Index Portfolio—AllianceBernstein	15731	G 08237

EQ/Large Cap Growth Managed Volatility- Blackrock	44732	G 11566

EQ/ Large Cap Growth Managed Volatility Portfolio- FMG LLC ETF		G 11554

EQ/Large Cap Growth Managed Volatility Portfolio- Loomis	44715	G 11553

EQ/Large Cap Growth Managed Volatility Portfolio- Polen Capital	EEZ18	G 23904

EQ/Large Cap Growth Managed Volatility- T Rowe	ACA02	G 23890

EQ/Large Cap Growth Managed Volatility—HS Investment Partners	EEW68	P 88939

EQ/Large Cap Value Index Portfolio—AB	38463	G 10983

EQ/Large Cap Value Managed Volatility Portfolio-AllianceBernstein Active		G 07193

EQ/Large Cap Value Managed Volatility Portfolio-AllianceBernsten ATM	52661	G 00040

EQ/Large Cap Value Managed Volatility Portfolio-Aristotle Cap Mangment LLC		G 23902

EQ/Large Cap Value Managed Volatility Portfolio-FMG		G 23903

EQ/ Large Cap Value Managed Volatility-MFS	AFE40	G 24442

EQ/Lazard Emerging Markets Equity Portfolio	EMR36	P 45402

EQ/Long-Term Bond Portfolio—AllianceBernstein	EYM67	G 38787

EQ/Loomis Sayles Growth Portfolio		G 10224

EQ/MFS International Growth Portfolio	34361	G 10232

EQ/MFS International Intrinsic Value Portfolio	EMR37	P 45403

EQ/MFS Mid Cap Focused Growth Portfolio	EMR34	P 45400

EQ/MFS Technology Portfolio	EMR38	P 45404

EQ/MFS Utilities Series Portfolio	EMR39	P 45405

EQ/Mid Cap Index Portfolio—AB	21620	G 08812

EQ/Mid Cap Value Managed Volatility—Blackrock	44731	G 11565

EQ/Mid Cap Value Managed Volatility Portfolio—FMG LLC ETF		G 11552

EQ/Mid Cap Value Managed Volatility Portfolio—Wellington	44713	G 11551

EQ/Mid Cap Value Managed Volatility Portfolio- Diamond Hill	ACA08	G 23896

EQ/Money Market Portfolio—Dreyfus	4275	G 03872

EQ/Morgan Stanley Small Cap Growth Portoflio	AEX32	G 24418

EQ/Morgan Stanley Small Cap Growth Portfolio-Blackrock		G 24414

EQ/PIMCO Global Real Return Portfolio	ABD23	G 30167

EQ/PIMCO Real Return Portfolio	EMR40	P 45406

EQ/PIMCO Total Return Portfolio	EMR41	P 45407

EQ/PIMCO Ultra Short Bond Portfolio	34376	G 10230

EQ/Quality Bond PLUS—PIMCO	ACA11	G 23899

EQ/Quality Bond Plus Portfolio- Alliance Bernstein Passive		G 30226

EQ/Quality Bond PLUS Portfolio—AllianceBernstein	5320	G 05827

EQ/Small Company Index Portfolio—AllianceBernstein	57999	G 07196

EQ/T. Rowe Price Growth Stock Portfolio	47235	G 10233

EQ/T. Rowe Price Health Sciences Portfolio	EMR42	P 45408

EQ/Value Equity Portfolio	9922	G 06991

EQ/Wellington Energy Portfolio	EMR33	P 45399

Equitable Growth MF/ETF Portfolio		G 43882

Equitable Moderate Growth MF/ETF Portfolio		G 43881

FQ/Franklin Rising Dividends Portfolio	EMR59	P 45412

Multimanager Aggressive Equity Portfolio—AllianceBernstein—ATM	52766	P 02708

Multimanager Aggressive Equity Portfolio—ClearBridge	20345	G 08666

Multimanager Aggressive Equity Portfolio—Scotia Institutional Asset Management US LTD	25407	G 09295

Multimanager Aggressive Equity Portfolio—T. Rowe Price	25387	G 09275

Multimanager Aggressive Equity Portfolio—Westfield	25395	G 09283

Multimanager Core Bond Portfolio—BlackRock	25393	G 09281

Multimanager Core Bond Portfolio—PIMCO	25404	G 09292

Multimanager Core Bond Portfolio—SSgA	52767	P 02709

Multimanager Core Bond Portfolio- Doubleline	AHH64	P 22045

Multimanger Technology Portfolio—FMG		P 03700

Multimanager Technology Portfolio—Allianz	25396	G 09284

Multimanager Technology Portfolio—AB	52778	P 02720

Multimanager Technology Portfolio—Wellington	25390	G 09278

Multimanger Technology Portfolio—FMG		P 03700

1290 Funds:

1290 Diversified Bond Fund – Brandywine	ENH81	P 78337

1290 Doubleline Dynamic Allocation Fund		P 60811

1290 GAMCO Small/Mid Cap Value Fund	AGM33	P 91799

1290 High Yield Bond Fund		P 91800

1290 Multi-AlternativeStrategies Fund – FMG LLC		P 33351

1290 Retirement 2020 Fund		P 67954

1290 Retirement 2025 Fund		P 67955

1290 Retirement 2030 Fund		P 67956

1290 Retirement 2035 Fund		P 67957

1290 Retirement 2040 Fund		P 67958

1290 Retirement 2045 Fund		P 67959

1290 Retirement 2050 Fund		P 67960

1290 Retirement 2055 Fund		P 67961

1290 Retirement 2060 Fund		P 67962

1290 Smartbeta Equity Fund	AGM34	P 67961

1290 Essex Small Cap Growth Fund		G 45330

Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Lender Approves (Check All That Apply)	Additional Market Requirements
1	Australia	X	Yes—refer to Addendum (I) below
2	Austria	X
3	Belgium	X
4	Brazil		Yes— An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
5	Canada	X
6	Czech Republic	X
7	Denmark	X
8	Euroclear	X
9	Finland	X
10	France	X	Yes—refer to Addendum (II) below
11	Germany	X
12	Greece	X	Yes—refer to Addendum (III) below
13	Hong Kong	X
14	Hungary	X	Yes—refer to Addendum (III) below
15	Ireland	X
16	Israel	X
17	Italy	X
18	Japan	X	Yes—refer to Addendum (III) below

19	Malaysia		Yes—An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
20	Mexico	X	Yes—refer to Addendum (III) below
21	Netherlands	X
22	New Zealand	X
23	Norway	X
24	Poland	X	Yes—refer to Addendum (IV) below
25	Portugal	X
26	Singapore	X	Yes—refer to Addendum (III) below
27	South Africa	X
28	South Korea		Yes—An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
29	Spain	X
30	Sweden	X
31	Switzerland	X
32	Taiwan		Yes—An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
33	Thailand	X	Yes—refer to Addendum (V) below
34	Turkey	X	Yes—refer to Addendum (VI) below
35	United Kingdom	X
36	United States	X

Lender acknowledges that this Schedule 4 to the Securities Lending Agreement dated April 11, 2016 is effective as of the date specified below and that the relevant Addenda within this Schedule shall apply.

Each Lender severally and not jointly:

EQ ADVISORS TRUST

1290 FUNDS

on behalf of each of their series listed on Annex A

By:	/s/ Brian Walsh
Name: Brian Walsh
Title: Chief Financial Officer
Date: June 29, 2022

Market Terms Schedule

I.	Australia

Lender acknowledges and accepts that:

a)

with regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan;

b)	due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above;

c)	subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:

i.	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and

ii.	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower;

d)	J.P. Morgan shall not be liable to Lender in the event that:

iii.	Lender does not provide to J.P. Morgan any election Instructions; or

iv.

Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or

v.	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions.

II.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d’Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

III.	Greece, Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment” in:

a)	Greece

b)	Hungary

c)	Japan

d)	Mexico

e)	Singapore

IV. Poland

Lender acknowledges and agrees that the following restrictions shall apply in respect of equity securities issued by Polish companies (“Polish Securities”):

a)

the Journal of laws of Poland 2015, No.1272, which became effective in October 2015 (the “Act”) introduced pre-approval requirements from the Polish Government prior to any acquisition of significant shareholdings in certain Protected Companies (as defined by the Act and subject to change from time to time). In order to manage the transaction pre-approval requirements for the Lender, J.P. Morgan will be limiting the securities lending program to actively lend only those Polish Securities where the Lender’s aggregate holding is less than 5%;

b)

as the list of Protected Companies impacted by the Act is subject to on-going change, this arrangement will be applied to all Polish Securities held through J.P. Morgan that have been made eligible for lending in the program by the Lender. As Lender’s Lending Agent, J.P. Morgan are unable to determine the Lender’s total aggregate size of holding in such Polish Securities, therefore Lender will be responsible for notifying J.P. Morgan where Lender is either holding, or proposing to acquire a total holding of 5% or greater of voting capital in Polish Securities. Lenders are required to provide such notification to J.P. Morgan no later than trade date of the acquisition transaction resulting in a 5% or above holding; and

c)

a failure to comply with the notification requirement could result in securities lending transactions being undertaken by J.P. Morgan without Lender seeking the requisite pre-approval potentially resulting in penalties being levied against the Lender by the Polish Government for which the Lender is solely responsible.

V.	Thailand

When lending Securities issued by Thai issuers (“Thai Securities”) Lender acknowledges and consents that the amount of all cash Distributions (as defined in Clause 2.7(a) above) payable to Lender with regard to Thai Securities on Loan may be credited to Lender’s cash account in Dollars on the payable date of such cash Distributions. The amount of the cash Distributions will be converted into Dollars using the foreign exchange rate agreed with the Borrower and based on the reference rate provided by J.P. Morgan’s local subcustodian.

Lenders opting for the “Calc & Pay” service offered by J.P.Morgan in its capacity as global custodian for the treatment of capital gains tax in Thailand (such service being, the “Calc & Pay Service”), should be aware that the applicable sub-custodian in Thailand has informed J.P.Morgan (in its capacity as global custodian) that it will ignore loan and return transactions generated by the agency lending discretionary program for the purposes of any calculation required for the Calc & Pay Service.

VI.	Turkey

Lender represents and warrants that all:

a)	Turkish equities in the Lending Account were purchased after 1st January, 2006 and are not subject to the “Non Resident Investment Fund” regime; and

b)	Turkish bonds in the Lending Account were issued after 1st January, 2006,

and can be made available for lending under Applicable Law.

Lender acknowledges that it will promptly identify to J.P. Morgan by notice, which notice may be oral, if the above representation and warranty ceases to be true. Upon such notice, J.P. Morgan shall restrict the lending of the relevant Turkish Securities to Borrowers. In the event Lender fails to promptly notify J.P. Morgan that the above representation and warranty ceases to be true, J.P. Morgan shall not be liable for any Liabilities of Lender arising as a result of continued lending of such Turkish Securities.